EXHIBIT 3




                            SERIES A PREFERRED STOCK
                                  AND WARRANT
                               PURCHASE AGREEMENT

                                  by and among

                   THE PURCHASERS LISTED ON SCHEDULE 1 HERETO

                                      and

                                 HELISYS, INC.

                         Dated as of September 14, 1998


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                                TABLE OF CONTENTS

                                                                      PAGE NO.

SECTION 1  Authorization, Purchase and Sale of Shares and Warrants .........1

  1.1   Authorization of the Shares and Warrants ...........................1
  1.2   Sale and Purchase of the Shares and Warrants .......................1
  1.3   Certain Defined Terms ..............................................1

SECTION 2  Closing, Payment and Delivery ...................................2

  2.1   Closing ............................................................2
  2.2   Sale of Additional Shares and Warrants .............................2

SECTION 3  Representations and Warranties of the Company ...................3

  3.1   Organization and Standing; Articles and By-Laws.....................3
  3.2   Corporate Power.....................................................4
  3.3   Subsidiaries........................................................4
  3.4   Capitalization......................................................4
  3.5   Authorization.......................................................4
  3.6   Financial Information...............................................5
  3.7   Absence of Undisclosed Liabilities..................................5
  3.8   Absence of Certain Changes..........................................5
  3.9   Taxes...............................................................6
  3.10  Litigation..........................................................7
  3.11  Consents............................................................7
  3.12  Title to Properties; Liens and Encumbrances.........................7
  3.13  Franchises, Licenses, Trademarks, Patents and Other Rights..........8
  3.14  Issuance Taxes......................................................9
  3.15  Offering............................................................9
  3.16  Compliance with Other Instruments...................................9
  3.17  Employees...........................................................9
  3.18  Business of the Company............................................11
  3.19  Use of Proceeds....................................................11
  3.20  Applicability of, and Compliance With, Other Laws..................11
  3.21  Condition of Properties............................................13
  3.22  Insurance Coverage.................................................13
  3.23  Registration Rights................................................14
  3.24  SEC Documents......................................................14
  3.25  Disclosure.........................................................14

SECTION 4  Representations and Warranties of Purchaser.....................15

  4.1   Experience.........................................................15
  4.2   Investment.........................................................15
  4.3   Rule 144...........................................................15
  4.4   Access to Data.....................................................15
  4.5   Accredited Investor................................................15
  4.6   Restrictions Under Securities Laws.................................15

SECTION 5  Conditions to Closing of Purchaser..............................16

  5.1   Representations and Warranties Correct.............................16
  5.2   Performance........................................................16
  5.3   Compliance Certificate.............................................16
  5.4   Opinion of Company's Counsel.......................................16
  5.5   Good Standing Certificates.........................................16
  5.6   Legal Investment...................................................16
  5.7   Qualifications.....................................................17
  5.8   Amendment of Certificate and Filing of Certificate.................17
  5.9   Proceedings and Documents..........................................17
  5.10  Provisions of By-Laws..............................................17
  5.11  Shareholders' Agreement............................................17
  5.12  Key Person Life Insurance..........................................17

SECTION 6  Conditions to Closing of Company................................17

  6.1   Representations....................................................17
  6.2   Legal Investment...................................................18

SECTION 7  Covenants of the Company........................................18

  7.1   Basic Financial Information........................................18
  7.2   Additional Information and Rights..................................19
  7.3   Prompt Payment of Taxes, etc.......................................21
  7.4   Maintenance of Properties and Leases...............................21
  7.5   Insurance..........................................................21
  7.6   Key Person Life Insurance..........................................21
  7.7   Accounts and Records...............................................22
  7.8   Compliance with Requirements of Governmental Authorities...........22
  7.9   Maintenance of Corporate Existence, etc............................22
  7.10  Availability of Common Stock for Conversion and Warrant Exercise ..23
  7.11  Invention and Secrecy Agreement....................................23
  7.12  Use of Proceeds....................................................23
  7.13  Compliance by Subsidiaries.........................................23
  7.14  Expenses of Board Members..........................................23
  7.15  Securities Law Filings.............................................23
  7.16  Pro-Forma Financial Statements.....................................24
  7.17  Exchange Note......................................................24
  7.18  Line of Credit.....................................................25

SECTION 8  Negative Covenants..............................................25

  8.1   Sale/Purchase of Assets; Merger....................................25
  8.2   Future Registration Rights.........................................26
  8.3   Private Offerings..................................................26
  8.4   Changes in Type of Business........................................26
  8.5   Loans, Guarantees..................................................26
  8.6   Issuance of Equity Securities......................................26
  8.7   Purchase of Equity Securities......................................27
  8.8   Conflicting Agreements.............................................27
  8.9   Amendment of Charter Documents.....................................27
  8.10  Related Party Transactions.........................................28
  8.11  Subsidiaries.......................................................28
  8.12  Business Plan......................................................28
  8.13  Amendment of Other Agreements......................................28
  8.14  Employee Stock Plans...............................................28
  8.15  Liens..............................................................28
  8.16  Executive Compensation.............................................28
  8.17  Investments........................................................29
  8.18  Purchases and Sales................................................29
  8.19  Leases.............................................................29
  8.20  Indebtedness.......................................................29
  8.21  Compliance by Subsidiaries.........................................29

SECTION 9  Restrictions on Transferability of Securities; Compliance
           with Securities Act.............................................30

  9.1   Restrictions on Transferability....................................30
  9.2   Certain Definitions................................................30
  9.3   Restrictive Legend.................................................31
  9.4   Notice of Proposed Transfers and Securities Act Compliance.........31
  9.5   Requested Registration.............................................32
  9.6   Company Registration...............................................34
  9.7   Registration on Form S-2 or Form S-3...............................35
  9.8   Expenses of Registration...........................................36
  9.9   Registration Procedures............................................36
  9.10  Indemnification and Contribution...................................37
  9.11  Information by Holder..............................................39
  9.12  Limitations on Registration of Issues of Securities................39
  9.13  Rule 144 Reporting.................................................39
  9.14  Transfer of Registration Rights....................................40

SECTION 10  Definitions....................................................40

SECTION 11  Miscellaneous..................................................44

  11.1   Governing Law.....................................................44
  11.2   Survival..........................................................44
  11.3   Successors and Assigns............................................44
  11.4   Entire Agreement..................................................45
  11.5   Notices, etc......................................................45
  11.6   Delays or Omissions...............................................45
  11.7   Rights; Separability..............................................46
  11.8   Agent's Fees and Services.........................................46
  11.9   Legal Fees and Expenses...........................................46
  11.10  Titles and Subtitles..............................................46
  11.11  Counterparts......................................................46


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                              SCHEDULES AND EXHIBITS


Schedule 1 - Schedule of Purchasers

Schedule 2 - Schedule of Exceptions

Exhibit A - Restated Certificate of Designation of Rights, Preferences &
            Privileges of Series A Preferred Stock

Exhibit B - Form of Warrant

Exhibit C - Form of Invention and Secrecy Agreement

Exhibit D - Form of Opinion of Counsel

Exhibit E - Shareholders' Agreement

             SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


     THIS SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 14th day of September, 1998, by and among HELISYS, INC. (the "Company"), a Delaware corporation having offices at 24015 Garnier Street, Torrance, California 90505 and each of the parties listed on Schedule 1 hereto (the "Schedule of Purchasers"). The parties listed on the Schedule of Purchasers are hereinafter referred to collectively as the "Purchasers").

     WHEREAS, the Company desires to issue and sell, and the Purchasers desire to purchase, certain securities of the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the Company and the Purchasers, severally and not jointly, hereby agree as follows:


                                    SECTION 1

             Authorization, Purchase and Sale of Shares and Warrants

     1.1 Authorization of the Shares and Warrants. The Company has, or before the Closing (as defined in Section 2.1 hereof) will have, authorized the issuance and sale of (i) up to sixty-four thousand (64,000) shares (the "Shares") of Series A Preferred Stock, par value $.001 per share (the "Series A Preferred"), having the rights, restrictions, privileges and preferences as set forth in the Restated Certificate of Designation of Rights, Preferences & Privileges of Series A Preferred Stock of the Company (the "Certificate"), the form of which is attached to this Agreement as Exhibit A, and (ii) Common Stock Subscription Warrants (each a "Warrant" and, collectively the "Warrants"), substantially in the form of Exhibit B hereto, to purchase up to an aggregate of eight hundred thousand (800,000) shares of Common Stock, par value $.001 per share, subject to adjustment as provided herein and in the Warrants.

     1.2 Sale and Purchase of the Shares and Warrants. Upon and subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, at the Closing the Company will issue and sell to the Purchasers, and each Purchaser will purchase from the Company at the Closing, (i) that number of Shares set forth opposite its name on the Schedule of Purchasers, and (ii) Warrants to purchase the number of Warrant Shares set forth opposite its name on the Schedule of Purchasers.

     1.3 Certain Defined Terms. Certain capitalized terms used in this Agreement shall have the respective meanings ascribed to them in Section 10 hereof.


                                    SECTION 2

                          Closing, Payment and Delivery

     2.1  Closing

          (a) Closing Date and Place of Closing. The closing (the "Closing") of the purchase and sale of the Shares and the Warrants shall be held on the date (the "Closing Date") of, and immediately following, the final execution and delivery of at least one counterpart of this Agreement by the Company and the Purchasers, or such other date as shall have been agreed to by the Company and the Purchasers. The place of the Closing (including the place of delivery to the Purchasers by the Company of the certificates evidencing all Shares being purchased and the Warrants and the place of payment to the Company by the Purchasers of the purchase price therefore) shall be at the offices of Day, Berry & Howard LLP, 185 Asylum Street, CityPlace I, 25th Floor, Hartford, Connecticut 06103-3499, or such other place as shall have been agreed to by the Company and the Purchasers.

          (b) Closing Payment and Delivery. At the Closing, each Purchaser will pay to the Company the amount set forth opposite its name on the Schedule of Purchasers, by check or wire transfer, at the Company's option, and, in the case of Telantis Venture Partners V, Inc., for a portion of its payment, by the surrender of promissory notes of the Company held by such investor in principal amount of $200,000, and the Company will deliver to each Purchaser a certificate or certificates for the number of shares and a Warrant for the number of Warrant Shares, in each case set forth opposite its name on the Schedule of Purchasers registered in each Purchaser's name (or in such name or names as otherwise designated by such Purchaser).

     2.2 Sale of Additional Shares and Warrants. The Purchasers hereby agree that the Company may sell up to ninety-six thousand (96,000) shares of a new class of Preferred Stock which new class of Preferred Stock shall be identical in all respects to the Series A Preferred Stock and pari passu therewith in all respects, except that each share of such new class of Preferred Stock shall be convertible into Common Stock based upon an initial Conversion Price of $.50 per share of Common Stock (the "Additional Shares") and Common Stock Subscription Warrants to purchase up to an aggregate of six hundred thousand (600,000) shares of Common Stock at a price of $.65 per share (the "Additional Warrants"), to one or more purchasers (herein called the "Additional Purchasers") at a purchase price per unit of $6.25 for each Additional Share, provided that (i) the closing of such sale is consummated no later than November 30, 1998, (ii) such sale is made pursuant to this Agreement as supplemented by an agreement supplemental hereto which is executed by the Company and each Additional Purchaser, wherein it is stated that the Additional Shares and Additional Warrants are being sold pursuant to the terms of this Agreement as supplemented thereby, that the Additional Purchaser is deemed to be a Purchaser hereunder, that the Additional Shares and Additional Warrants are deemed to be Shares and Warrants, respectively for all purposes hereunder, and that the rights and privileges of the Additional Shares shall be set forth in a Certificate of Designation setting forth the rights of the new class of Preferred Stock, (iii) the Additional Purchaser becomes a party to the Shareholder's Agreement (as hereinafter defined), (iv) the Additional Purchaser and each agreement supplemental to this Agreement shall be approved by a majority of the entire Board of Directors of the Company; and (v) the Purchasers are granted preemptive rights to purchase the Additional Shares and Additional Warrants. Upon the issuance of Additional Shares, references to Series A Preferred Stock herein shall be deemed to refer to Series A Preferred Stock and such class of stock as shall have been issued as the Additional Shares, collectively.


                                    SECTION 3

                 Representations and Warranties of the Company

     Except as expressly set forth (with reference to a paragraph in this Section 3) on Schedule 2 (the "Schedule of Exceptions") hereto, the Company hereby represents and warrants to the Purchasers as follows:

     3.1  Organization and Standing; Articles and By-Laws.

          (a) The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of organization and is qualified, licensed or domesticated as a foreign corporation in each jurisdiction wherein the nature of its activities or properties owned or leased by it makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated would not have a material adverse effect on the Company. The Schedule of Exceptions sets forth the jurisdictions in which the Company or any Subsidiary is qualified, licensed or domesticated as a foreign corporation. The Company and each Subsidiary has all requisite power, governmental licenses, authorization consents and approvals to own the properties owned by it and to conduct the business as it is being conducted by it and as contemplated by the Confidential Information Memorandum dated May 1998 (the "Confidential Information Memorandum"), a true and correct copy of which has been given to the Purchasers and special counsel for the Purchasers. The Schedule of Exceptions sets forth all jurisdictions in which the Company or any Subsidiary owns or leases property or engages in any activity.

          (b) The Company has furnished special counsel for the Purchasers with true, correct and complete copies of the Company's and each Subsidiary's Certificate of Incorporation and By-Laws, and all amendments thereto through and including the Closing Date and each Additional Closing Date as applicable, and copies of the minutes of all Board of Directors, Committees of the Board of Directors and stockholders meetings of the Company or such Subsidiary. Prior to the Closing, the Company shall have properly filed and recorded the Certificate with the Secretary of the State of Delaware. The Company and each Subsidiary is not in breach of any of the provisions of its Certificate of Incorporation and is not in breach of any of the provisions of its By-Laws in any material respect.

     3.2 Corporate Power. The Company and each Subsidiary, as applicable, has all requisite corporate power to enter into this Agreement and each of the Financing Documents and will have on the Closing Date all requisite corporate power to sell the Shares and to carry out and perform its obligations under the terms of this Agreement and each of the Financing Documents.

     3.3 Subsidiaries. Except as set forth in the Schedule of Exceptions, the Company has no Subsidiaries and does not own of record or beneficially any capital stock or equity interest or investment in any corporation, partnership, association or business entity. The Company is the sole owner of the securities of each of the Subsidiaries.

     3.4 Capitalization. The Schedule of Exceptions contains a true and correct list of all securities of the Company and each Subsidiary (including the amounts thereof) outstanding immediately prior to the Closing, and the holders of any interest in such securities. Immediately prior to the Closing, the Company's authorized capital stock will consist of twenty-five million (25,000,000) shares, consisting of (a) twenty million (20,000,000) shares of Common Stock, par value $.001 per share ("Common Stock") of which four million thirty nine thousand seven hundred sixty-two (4,039,762) shares will be issued and outstanding on the Closing Date, and (b) five million (5,000,000) shares of Preferred Stock, one hundred forty-four thousand (144,000) shares of which have been designated as Series A Preferred, 80,000 of which will be issued and outstanding prior to the Closing. Upon consummation of the Closing, all issued and outstanding shares of capital stock of the Company will have been duly authorized and validly issued, will be fully paid and nonassessable, and will have been offered issued, sold and delivered by the Company in compliance with applicable federal and state securities laws. Except as set forth in the Schedule of Exceptions and the Shareholders' Agreement, there are no outstanding preemptive or other preferential rights, conversion rights or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock. The Company holds no shares of its capital stock in its treasury.

     3.5 Authorization. All action on the part of the Company, the Subsidiaries, their directors and shareholders necessary for the authorization, execution, delivery and performance by the Company and the Subsidiaries, as applicable, of this Agreement and each of the Financing Documents and for the consummation of the transactions contemplated herein and therein, and for the authorization, issuance and delivery of the Shares and of the Conversion Shares has been taken or will be taken prior to the Closing. This Agreement and each of the Financing Documents is a valid and binding obligation of the Company and the Subsidiaries parties hereto and thereto, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally. The execution and delivery by the Company and the Subsidiaries, as applicable, of this Agreement and each of the Financing Documents, and compliance herewith and therewith, and the issuance and sale of the Shares and the Conversion Shares will not, with or without notice or the passage of time or both, result in any material violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under any provision of, any state or federal law to which the Company or any Subsidiary is subject, the Certificate or By-Laws, as amended, the Certificate of Incorporation or By-Laws of the Company or any Subsidiary or any mortgage, indenture, material agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company or any Subsidiary is a party or by which it or any of its property is bound, or may be affected, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any Subsidiary pursuant to any such term or give any other person or entity the right to accelerate the time for performance of any obligation of the Company or any Subsidiary. Except as set forth in the Shareholders' Agreement, no shareholder has any preemptive rights or rights of first refusal by reason of or in connection with the issuance of the Shares. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances. The Conversion Shares have been duly and validly reserved (and are in addition to any other shares reserved for any other purpose) and are not subject to any preemptive rights or rights of first refusal and, upon such issuance, will be validly issued, fully paid and nonassessable.

     3.6 Financial Information. Copies of (i) the audited balance sheet of the Company dated July 31, 1997 (the "Balance Sheet") and the related statements of operations and accumulated deficit and cash flows for the year then ended, accompanied by a report thereon containing an opinion without qualification of the Company's independent certified public accountants, and (ii) the unaudited balance sheet of the Company as of April 30, 1998 and the related statements of income for the nine months then ended (collectively, the "Financial Statements") and Financial Statements for each Subsidiary have been delivered to the Purchasers and special counsel for the Purchasers, present fairly the financial position of the Company or such Subsidiary as of such date, have been prepared in accordance with generally accepted accounting principles, consistently applied, except for those changes promulgated and required by accounting authority, and show all material liabilities, absolute or contingent, of the Company or such Subsidiary required to be recorded thereon in accordance with generally accepted accounting principles as of the date thereof.

     3.7 Absence of Undisclosed Liabilities. The Company and each Subsidiary does not have, and does not know of, any liabilities (fixed or contingent, including without limitation any tax liabilities due or to become due), which, either individually or in the aggregate, are material and not disclosed on the Balance Sheet.

     3.8 Absence of Certain Changes. Since the date of the Balance Sheet, there has not been:

          (a) Any change in the condition, assets, liabilities, prospects or business of the Company or any Subsidiary from that shown on the Balance Sheet or as described in the Plan which, either individually or in the aggregate, has been or is reasonably likely to be materially adverse;

          (b) Any damage to, or destruction or loss of, any of the properties or assets of the Company or any Subsidiary (whether or not covered by insurance) materially adversely affecting the business or plans of the Company or any Subsidiary or the Technology;

          (c) Any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock (or any warrant, option or other right with respect to such stock) by the Company or any Subsidiary or any repayment of Company or any Subsidiary debt held by any Related Party or by an Affiliate;

          (d) Any organizational activity, collective bargaining activity, labor dispute or labor trouble;

          (e) Any event or condition of any character, which, either individually or in the aggregate, materially adversely affects the business, operations or plans of the Company or any Subsidiary;

          (f) Any action taken or entered into by the Company or any Subsidiary involving any transaction other than in the usual and ordinary course of business, except this Agreement;

          (g) Any wage or salary increase made or granted, or entered into by the Company or any Subsidiary involving any employment agreement other than any agreement set forth in the Schedule of Exceptions;

          (h) Any disclosure to any person of any material trade secrets, except for disclosures made to persons subject to valid and enforceable confidentiality agreements; or

          (i) Any disposition of assets other than the sale of the Company's products in the ordinary course of business.

     3.9 Taxes. The Company and each Subsidiary has filed or will file within the time prescribed by law (including extensions of time approved by any appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with the States of California and Michigan and any other state in which such a filing is required, and (except to the extent that the failure to file would not have a material adverse effect on the condition or operations of the Company or such Subsidiary) with all other jurisdictions where such filing is required by law; and the Company and each Subsidiary has paid, or made adequate provision in the Balance Sheet for the payment of, all taxes, interest, penalties, assessments or deficiencies due in connection therewith. The Company and each Subsidiary has never had any tax deficiency proposed or assessed against it and the Company and each Subsidiary has executed no waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's or any Subsidiary's federal income tax returns nor any state income, sales or franchise tax returns has ever been audited by governmental authorities. No tax audit, action, suit, proceeding, investigation or claim is now pending nor, to the best of the Company's knowledge after reasonable inquiry, threatened against the Company or any Subsidiary, and to the Company's knowledge, no issue or question has been raised (and is currently pending) by any taxing authority in connection with any of the Company's or any Subsidiary's tax returns or reports.

     The Company and each Subsidiary has withheld or collected from each payment made to each of their employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

     3.10 Litigation. There is neither pending nor threatened any action, suit, proceeding or claim, whether or not purportedly on behalf of the Company, or any Subsidiary, to which the Company, or any Subsidiary or any employee of the Company or any Subsidiary is or may be named as a party or to which the Company's, any Subsidiary's or any such person's property is or may be subject. To the best of the Company's knowledge and belief, there is no basis for any such action, suit, proceeding or claim, in which an unfavorable outcome, ruling or finding in any such matter or for all such matters, taken as a whole, might have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company or any Subsidiary or on the Technology. The Company and the Founders have no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief which if granted would have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company or any Subsidiary.

     3.11 Consents. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company or any Subsidiary, including and subject to the Company's reliance on the accuracy of the representations of the Purchasers in Section 4 hereof, qualification under applicable state securities laws of the offer and sale of the Shares and of the issuance of the Conversion Shares, is required in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares, the conversion of the Series A Preferred into Common Stock or the issuance of the Conversion Shares, or the consummation of any other transaction contemplated on the Closing Date by this Agreement or any of the Financing Documents, except the filing of the Certificate with the Secretary of the State of Delaware, which filing has been made and is effective as of the date hereof.

     3.12 Title to Properties; Liens and Encumbrances. The Company and each Subsidiary has good and marketable title to all its properties and assets, free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges, except as set forth on the Schedule of Exceptions.

     3.13  Franchises, Licenses, Trademarks, Patents and Other Rights.

           (a) All (i) franchises, permits, licenses and other similar authority, (ii) patents, patent applications, patent rights, service marks, trademarks, trademark applications, trademark rights, trade names, trade name rights and copyrights (whether registered or not), and (iii) know-how, technology and trade secrets, which, in any case, are owned, possessed or used by Michael Feygin, Alexander Shkolnik, Michael N. Diamond, Emmanual Dvorskiy, Sung Sik Pak and James Ogg (the "Patent Holders"), or which any of the Patent Holders has the right to own, possess or use, and which are or may be material now or in the future for the conduct of the Company's and each Subsidiary's business as now conducted or as planned to be conducted, have been duly and validly transferred in full to the Company. The documents and instruments evidencing such transfer are listed in the Schedule of Exceptions, and a copy thereof has been delivered to special counsel for the Purchasers.

           (b) The Company and each Subsidiary has all franchises, permits, licenses and other similar authority, necessary for the conduct of its business as now being conducted by it, except where the failure to have such franchises, permits, licenses or other similar authority would not have a material adverse effect on the Company or the Technology, and believes it can obtain any similar authority necessary for the conduct of its business as planned to be conducted, and it is not in violation, nor will the transactions contemplated by this Agreement cause a violation of any material term or provision of any such franchise, permit, license or other similar authority.

           (c) The Schedule of Exceptions lists all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks and copyrights (whether registered or not) owned or possessed by the Company and each Subsidiary (collectively, the "Listed Rights"). The Listed Rights comprise all the patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks and copyrights (whether registered or not) necessary to the conduct of the Company's and each Subsidiary's business as now being conducted, and the Company believes that the Company and each Subsidiary can obtain any such rights necessary for the conduct of its business as planned to be conducted. The Company and each Subsidiary has and possesses the know-how, technology and trade secrets not included in the Listed Rights (such know-how, technology and trade secrets being collectively called the "Intellectual Property") which they believe to be necessary (i) to conduct the Company's and each Subsidiary's business as now being conducted, and
(ii) with additional know-how, technology and trade secrets which the Company and the Subsidiaries plan to develop, for the conduct of their business as planned to be conducted. (The Listed Rights and the Intellectual Property collectively constitute the "Technology"). There is neither pending, nor, to the best of the Company's knowledge and belief, threatened, any claim or litigation against the Company or any Subsidiary contesting the validity or right to use any of the Listed Rights or any of the Intellectual Property, nor is the Company or any Founder or any Subsidiary aware of any basis therefor, and neither the Company nor any Subsidiary has received any notice of infringement upon or conflict with any asserted right of others. To the best of the Company's knowledge and belief, no person, corporation or other entity is infringing or violating the Listed Rights or any of the Intellectual Property. Except as described in the Schedule of Exceptions, the Company has no obligation to compensate others for the use of any Listed Right or any Intellectual Property, nor has the Company or any Subsidiary granted any license or other right to use, in any manner, any of the Listed Rights or Intellectual Property, whether or not requiring the payment of royalties. The Company has no knowledge of any current or anticipated narrowing of the claims under any of its patents.

     3.14 Issuance Taxes. All taxes imposed by any state in connection with the issuance, sale and delivery of the Shares shall have been fully paid, and all laws imposing such taxes shall have been fully complied with, prior to the Closing Date.

     3.15 Offering. Within the past six (6) months, the Company has not, either directly or through any agent, offered any of the Shares or the Warrants or any security or securities similar to the Shares or the Warrants for sale to, or solicited any offers to buy the Shares or the Warrants or any part thereof or any such similar security or securities from, or otherwise approached or negotiated in respect thereof with, any party or parties other than the Purchasers or institutional or other sophisticated investors, each of which was offered all or a portion of the Shares and Warrants at private sale for investment.

     Subject in part to the truth and accuracy of the Purchasers' representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and all state securities laws, and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     3.16 Compliance with Other Instruments. Neither the Company nor any Subsidiary is in violation of any term of its Certificate of Incorporation or By-Laws. Neither the Company, any Subsidiary or any of their property is in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company, any subsidiary or any of such property is subject, a violation of which would materially adversely affect the Company's condition, financial or otherwise, or operations.

     3.17  Employees.

           (a) No employee of the Company or any Subsidiary and no Related Party is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any other contract or agreement with any prior employer or any other person, corporation, or other entity or any restrictive covenant in such an agreement, or any obligation imposed by common law or otherwise, relating to the right of any such employee or Related Party to be employed by the Company or companies similarly situated because of the nature of the business conducted or to be conducted by the Company, or any Subsidiary or companies similarly situated or relating to the use of trade secrets or proprietary information of others, and the continued employment of the Company's or any Subsidiary's employees and/or Related Parties does not subject the Company, any Subsidiary or Purchaser to any liability for any such violation.

           (b) The Schedule of Exceptions sets forth a complete list of the name and position of each person who has executed a Invention and Secrecy and Agreement to the effect and in substantially the form set forth in Exhibit C hereto. To the best of the Company's knowledge and belief, no employee or former employee of the Company or any Subsidiary is, or to the best of the Company's knowledge and belief now is expected to be, in violation of the terms of the aforesaid agreement or of any other obligation relating to the use of confidential or proprietary information of the Company or such Subsidiary. Each of such Invention and Secrecy Agreements remains in full force and effect.

           (c) The Schedule of Exceptions sets forth the current compensation of each officer, director or employee of the Company and each Subsidiary being paid (or to whom the Company or such Subsidiary has agreed to pay) compensation at a rate of $50,000 per year or more.

           (d) To the best knowledge of the Company, no officer or key employee of the Company or any Subsidiary has any present intent of terminating such officer's or key employee's employment with the Company or such Subsidiary.

           (e) The Company and each Subsidiary is in full compliance with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes. The Company and each Subsidiary is in compliance with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards and has received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations.

           (f) Except as set forth on the Schedule of Exceptions hereto, the employment of all persons and officers employed by the Company and each Subsidiary is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All sums due for employee compensation and benefits and all vacation time owing to any employees of the Company and each Subsidiary have been duly and adequately accrued on the accounting records of the Company. All employees of the Company and each Subsidiary are either United States citizens or resident aliens specifically authorized to engage in employment in the United States in accordance with all applicable laws.

           (g) Neither the Company nor any Subsidiary has experienced, nor does it know or have reasonable grounds to know of any basis for, any strike, labor troubles or strife, work stoppages, slow downs, or other interference with or impairment of its business. Neither the Company nor any Subsidiary has experienced, nor does it know or have reasonable grounds to know of, any union or collective bargaining organization efforts or negotiations, or requests for negotiations, for any representation or any labor contract relating to any employees of the Company or any Subsidiary.

     3.18  Business of the Company.  The Company has no knowledge or belief that
(i) there is pending or threatened any claim or litigation against or affecting the Company or any Subsidiary contesting its right manufacture, sell or use any product or service presently manufactured, sold or used or planned to be manufactured, sold or used by the Company or any Subsidiary, (ii) there exists, or there is pending or planned, any statute, rule, law, regulation, standard or code which would materially adversely affect the condition, financial or otherwise, the operations or the prospects of the Company or any Subsidiary, or
(iii) there is any other fact which in the future may materially adversely affect the Company's or any Subsidiary's condition, financial or otherwise, operations or prospects. The Company and each Subsidiary currently intends to engage in the business of the general type described in the SEC Documents.

     3.19 Use of Proceeds. The Company will use the proceeds of the offering for general working capital purposes. The Company will not use the proceeds of the offering for other business purposes. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the sale of the Shares) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11. The Company does not own or intend to carry or purchase any "margin security" within the meaning of said Regulation G, including margin securities originally issued by it. None of the proceeds from the sale of the Shares will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Act.

     3.20  Applicability of, and Compliance with, Other Laws.

           (a) Neither the Company nor any Subsidiary has or makes contributions to any pension plans, defined benefit plans or defined contribution plans for its employees which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as set forth on the Schedule of Exceptions. With respect to such plans, if any, listed on the Schedule of Exceptions, the Company and each Subsidiary is in compliance with the applicable provisions of ERISA in all material respects. Neither the Company nor any Subsidiary has incurred any unremedied accumulated funding deficiency within the meaning of ERISA or any unsatisfied liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee pension plan established or maintained by the Company or such Subsidiary under the jurisdiction of ERISA. No Reportable Event or Prohibited Transaction (as defined in Section 4043 of ERISA) has occurred with respect to any plan administered by the Company or any Subsidiary.

           (b) The Company's and each Subsidiary's employment practices and policies are in compliance with (i) all applicable laws of the United States and each applicable jurisdiction relating to equal employment opportunity, and any rules, regulations, administrative orders and Executive Orders relating thereto, and (ii) the applicable terms, relating to equal opportunity, of any contract, agreement or grant the Company and each Subsidiary has with, from or relating (by way of subcontract or otherwise) to any other contract, agreement or grant of, any federal or state governmental unit. Neither the Company nor any Subsidiary has been the subject of any charge of unfair labor practices, employment discrimination made against it by the National Labor Relations Board, the United States Equal Employment Opportunity Commission or any other governmental unit, or is presently subject to any formal or informal proceedings before, or investigations by, such Commission or governmental unit. To the Company's knowledge, neither the Company, nor any Subsidiary, nor any employees of the Company or of Subsidiaries, nor any Related Parties are presently under investigation by any commission or governmental agency for purposes of security clearance or otherwise.

           (c) Neither the Company nor any Subsidiary or any property owned or occupied by the Company or such Subsidiary is in violation of any Federal or State Environmental Law of any sort or in violation of any Federal or State "OSHA" law, so-called. The Schedule of Exceptions contains a list of all environmental permits held by the Company and each Subsidiary which are material to the Company or such Subsidiary. Without limiting the foregoing:

                (i) Environmental Permits. The Company and each Subsidiary has obtained all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities (for any facility constructed by or at the direction of the Company) or the conduct of their operations, and all such Environmental Permits are in good standing and the Company and each Subsidiary is in material compliance with all terms and conditions of the Environmental Permits. To the Company's knowledge, no notice to, approval of or authorization or consent from any governmental or regulatory authority is necessary for the transfer of or modification to any Environmental Permit and the consummation of the transactions contemplated by this Agreement will not violate, alter, impair or invalidate, in any respect, any Environmental Permit.

                (ii) Environmental Claims. There is no Environmental Claim pending, or to the Company's knowledge, threatened or reasonably likely to be threatened (i) against the Company or any Subsidiary, (ii) against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary has or may reasonably be expected to have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations which are now or have been previously owned, leased, operated or managed, in whole or in part, by the Company or any Subsidiary.

                (iii) Releases. There have been no Releases of any Hazardous Materials that would be likely to form the basis of any Environmental Claim against the Company, any Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary has or may have retained or assumed either contractually or by operation of law.

                (iv) Environmental Assessments. There are no environmental reports, audits, investigations or assessments of the Company, any Subsidiary, or any real or personal property or operations which are now or have been previously owned, leased, operated or managed, in whole or in part, by the Company or such Subsidiary.

           (d) Neither the Company nor any Subsidiary has violated any law or any governmental law, rule, order or regulation or requirement which violation through the date hereof has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries and neither the Company nor any Subsidiary has received notice of any such violation.

     3.21 Condition of Properties. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and each Subsidiary are in good operating condition and repair, ordinary wear and tear excepted, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company's and each Subsidiary's businesses and conform in all material respects with all applicable ordinances, regulations and laws.

     3.22 Insurance Coverage. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to obtain one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company, its Subsidiary and their properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar business and similarly situated. The Schedule of Exceptions sets forth each insurance policy (specifying the insurer, the amount of coverage and the type of insurance) maintained by the Company and each Subsidiary relating to its respective properties, assets, business or personnel, and each inspection report or recommendation, if any, during the last three years as to the conditions of the properties and assets owned, leased, occupied or operated by it or the conduct of its business. Neither the Company nor any Subsidiary is in default with respect to any provision contained in any insurance policy, and neither the Company nor any Subsidiary has failed to give any notice or present any presently existing claims under any insurance policy in due and timely fashion.

     3.23 Registration Rights. Other than under this Agreement or as listed in the Schedule of Exceptions, the Company has not agreed to register under the Securities Act any of its authorized or outstanding securities.

     3.24 SEC Documents. The Company has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") (any of the foregoing are referred to herein as the "SEC Documents") since March 7, 1996. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, none of the SEC Documents contain any untrue statement of a material fact if such statement were made as of the date hereof or omits to state any material fact that would be required to be stated therein if filed as of the date hereof, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). All of the Company's SEC documents filed since March 7, 1996 have been provided to the Purchasers.

     3.25 Disclosure. Neither this Agreement, the Schedule of Exceptions, the Balance Sheet, the Financial Statements nor the SEC Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. There is no fact which the Company has not disclosed to the Purchasers in writing or in the SEC Documents that materially adversely affects or, so far as the Company can now foresee, will materially adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and the Subsidiaries or the ability of the Company to perform this Agreement and the Financing Documents or the other actions contemplated hereby. The forecasts, projections, estimates and other forward-looking matters furnished to the Purchasers were prepared in good faith on the basis of the Company's best estimates. The Company does not have any reason to believe that any assumptions or statements of opinion contained in such forecasts, projections, estimates or other forward-looking matters are unreasonable or false.


                                    SECTION 4

                   Representations and Warranties of Purchaser

     Each of the Purchasers represents and warrants to the Company, as to itself only, as follows:

     4.1 Experience. It is experienced in evaluating and investing in companies such as the Company.

     4.2 Investment. It is acquiring the Shares and the Warrants for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares, the Conversion Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act by reason of an exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of its investment intent as expressed herein.

     4.3 Rule 144. It acknowledges that the Shares, the Conversion Shares, the Warrants and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions (which conditions cannot presently be satisfied).

     4.4 Access to Data. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, and it has been furnished with copies of documents which it has requested.

     4.5 Accredited Investor. It is an Accredited Investor as defined in Regulation D under the Securities Act.

     4.6 Restrictions Under Securities Laws. It is aware (and its respective employees, advisors, representatives and affiliates who are or who it currently anticipates will be apprised of matters relating to this Agreement, or the transactions contemplated hereby or thereby have been advised), that the United States securities laws prohibit any person or entity who has material non-public information about a company from purchasing or selling securities of such company. It agrees that it shall not directly or indirectly, alone or with others, in any manner acquire or attempt to acquire or dispose of or attempt to dispose of any securities of the Company in violation of applicable securities laws, and that it shall make best efforts to instruct its respective employees, advisors, representatives and affiliates who are apprised of matters relating to this Agreement, or the transactions contemplated hereby or thereby to comply with such prohibitions.


                                    SECTION 5

                        Conditions to Closing of Purchaser

     The obligation of the Purchasers to purchase the Shares to be purchased by them at the Closing is subject to the fulfillment to their satisfaction on or prior to the Closing Date of each of the following conditions:

     5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date and with respect thereto, after giving effect to the sale and issuance of the Shares and the Warrants at the Closing.

     5.2 Performance. All covenants, agreements and conditions contained in this Agreement (including those in Section 2.1) to be performed or complied with by the Company on or prior to the Closing Date shall have been so performed or complied with in all material respects.

     5.3 Compliance Certificate. The Company shall have executed and delivered to the Purchasers a certificate of the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement and such other matters as the Purchasers may reasonably request.

     5.4 Opinion of Company's Counsel. The Purchasers shall have received (a) an opinion of counsel from Stradling Yocca Carlson & Rauth counsel to the Company, addressed to them, dated the Closing Date, to the effect and in substantially the form set forth in Exhibit D. and (b) an opinion of patent counsel to the Company addressed to the Purchasers in form and scope reasonably satisfactory to the Purchasers.

     5.5 Good Standing Certificates. The Company shall have delivered to the Purchasers a certificate of recent date from the Secretary of State of the State of the Company's and each Subsidiary's state of incorporation with respect to the Company's and each Subsidiary's due incorporation, good standing, legal corporate existence, due authorization to conduct business and the payment of all franchise taxes, and, certificates from the Secretary of State in each jurisdiction in which the Company or any Subsidiary is required to be qualified to do business with respect to the Company's or such Subsidiary's good standing and due authorization to conduct business therein, except where the failure to be so qualified would not have a material adverse effect on the Company and payment of all qualification fees that have become due and payable.

     5.6 Legal Investment. At the time of the Closing, the purchase of the Shares and the Warrants to be purchased by the Purchasers hereunder shall be legally permitted by all laws and regulations to which it and the Company and its Subsidiaries are subject.

     5.7 Qualifications. All authorizations, approvals, or permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares and the Warrants pursuant to this Agreement, the conversion of the Shares into Common Stock, the issuance of such Common Stock upon such conversion, the exercise of the Warrants and the issuance of the Warrant Shares upon such exercise, shall have been duly obtained and shall be effective on and as of the Closing Date, including, if necessary, permits from applicable state securities authorities, qualifying the offer and sale of the Shares, the Conversion Shares, the Warrants and the Warrant Shares.

     5.8 Amendment of Certificate and Filing of Certificate. The Certificate of Incorporation of the Company shall have been duly amended as set forth in Exhibit A hereto. The Certificate shall have been filed with the Secretary of the State of Delaware.

     5.9 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Purchasers and special counsel for the Purchasers.

     5.10  Provisions of By-Laws.  The By-Laws of the Company shall provide that
(a) a majority of the Directors constituting the Board shall constitute a quorum for the transaction of any business at a meeting of the Board, and (b) the number of Directors shall be no greater than seven (7).

     5.11 Shareholders' Agreement. The Company and the Purchasers shall have executed and delivered a Shareholders' Agreement (the "Shareholders' Agreement") to the effect and in substantially the form set forth in Exhibit E hereto.

     5.12 Key Person Life Insurance. The Company shall have delivered to the Purchasers evidence of insurance on the lives of Michael Feygin and Gary S. Moskovitz in the amount of $2,000,000 naming the Company as the owner and beneficiary thereof.


                                    SECTION 6

                         Conditions to Closing of Company

     The Company's obligation to sell the Shares to be purchased at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

     6.1 Representations. The representations made by the Purchasers pursuant to Section 4 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

     6.2 Legal Investment. At the time of the Closing, the conditions set forth in Sections 5.7 and 5.8 shall have occurred and the purchase of the Shares to be purchased by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.


                                    SECTION 7

                            Covenants of the Company

     The Company hereby covenants and agrees, so long as any Purchaser owns any Shares, any Conversion Shares or any Exchange Notes or as otherwise provided in this Article 7:

     7.1 Basic Financial Information. The Company will furnish the following reports to the Purchasers:

          (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated (and consolidating) balance sheet of the Company and its Subsidiaries, if any, as at the end of such fiscal year, and consolidated (and consolidating) statements of operations, accumulated earnings and cash flows of the Company and its Subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail audited (without scope limitations imposed by the Company) and certified by independent public accountants of recognized national standing selected by the Company and satisfactory to the Purchasers.

          (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within thirty (30) days thereafter, a consolidated (and consolidating) balance sheet of the Company and its Subsidiaries, if any, as of the end of each such quarterly period, and consolidated (and consolidating) statements of operations, accumulated earnings and cash flows of the Company and its Subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from year-end audit adjustments, and setting forth any events which could reasonably be expected to have an adverse effect upon the Company's or any Subsidiary's finances or the results of its operations, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

          (c) So long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in lieu of the financial information required pursuant to Sections 7.1(a) and (b), but within the time periods required for the furnishing thereof, copies of all SEC Documents filed by the Company, including, but not limited to, its reports filed on Form 10-KSB, Form 10-QSB, Form 8-K or any successor form or forms.

          (d) Each set of financial statements delivered to the Purchasers pursuant to Section 7.1 will be accompanied by a certificate of the Chairman, President or a Vice President and the Treasurer or an Assistant Treasurer of the Company setting forth:

               (i) Covenant Compliance - any information required in order to establish whether the Company and its Subsidiaries were in compliance with the requirements of this Section 7 during the period covered by the income statement then being furnished; and

               (ii) Event of Default - that the signers have reviewed the relevant terms of this Agreement and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company and its Subsidiaries, if any, from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a breach or default under this Agreement or any of the other agreements contemplated hereby or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

     7.2  Additional Information and Rights.

     The Company will, for any Purchaser which owns any Shares or 10% or more of the Conversion Shares, Warrant Shares or Exchange Notes:

          (a) Permit such Purchaser (or its designated representative) to visit and inspect any of the properties of the Company and its Subsidiaries, including its books of account, and to discuss its affairs, finances and accounts with the Company's and its Subsidiaries' officers and its independent public accountants, all at such reasonable times and as often as any such party may reasonably request. Any such Purchaser shall give not less than two (2) business days notice of any such visitation or inspection and such visitation or inspection shall be performed in a reasonable manner and with due regard to the proprietary and confidential nature of any information received by it.

          (b)  Deliver the reports and data described below to such Purchaser:

               (i) At such Purchaser's request, at such time as such information is delivered to the Company's Board of Directors, all monthly financial statements delivered to the Company's Board of Directors, including, without limitation, a consolidated balance sheet of the Company and its Subsidiaries, if any, as at the end of such month, and consolidated statements of operations, accumulated earnings and cash flows of the Company and its Subsidiaries, if any, for each month, prepared in accordance with generally accepted accounting principles consistently applied; provided that if the Company does not prepare the foregoing financial statements within thirty (30) days after the end of any fiscal month, the Company agrees to make its records available and to make Company management available for consultation with the Purchasers and/or their agents or consultants in order that the Purchasers shall be able, at their own expense, to develop or complete such financial statements. In the event that the Company wishes to use such financial statements developed by the Purchasers, the Purchasers may charge the Company a reasonable consulting fee therefor.

               (ii) Make best efforts to deliver sixty (60) days or more before the commencement of its fiscal year the Company's budget and its operating plan (the "Annual Budget") approved by the Board indicating, among other things, quarterly income statements, balance sheets and cash flow statements for the next fiscal year, plans for incurring indebtedness and projections regarding other sources of funds; any material changes in such financial plan shall be submitted as promptly as practicable after such changes have been approved by the Board; provided that if the Company does not prepare an Annual Budget by 60 days before the commencement of its fiscal year or notifies the Purchasers that it does not intend to do so, the Company agrees to make the Company's records available and to make
Company management available for consultation with the Purchasers and/or their agents or consultants in order that the Purchasers shall be able, at their own expense, to develop or complete such Annual Budget. In the event that the Company wishes to use such Annual Budget developed by the Purchasers, the Purchasers may charge the Company a reasonable consulting fee therefor.

               (iii) As soon as available, information and data on any material adverse changes in or any event or condition which materially adversely affects or could materially adversely affect the business, operations, properties or plans of the Company;

               (iv) Immediately upon becoming aware of any condition or event which constitutes a breach of this Agreement, the Financing Documents or any agreement contemplated hereby or thereby, written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; and

               (v) With reasonable promptness, such other information and data with respect to the Company and its Subsidiaries as any such party may from time to time reasonably request.

          (c)  Hold meetings of its Directors at least quarterly and provide ten
(10) days notice in writing of such meetings and in any event such Purchaser shall receive notice no less favorable than any other outside director (provided, however, that in the case of emergency, the Purchaser shall be given no less than 2 hours notice and permitted to participate by telephone) and, if such Purchaser does not have a representative on the Board of Directors and holds at least 16,000 of the Shares or Exchange Notes received in exchange therefor, will permit such Purchaser to send a representative (without voting rights and subject to such representative executing a confidentiality agreement in a form to be provided by the Company) to each meeting of the Board of Directors of the Company and all committees of such Board.

     7.3 Prompt Payment of Taxes, etc. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any Subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall at the time be contested in good faith by appropriate proceedings, and provided, further, that unless otherwise approved by the Board, the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. Unless otherwise approved by the Board, the Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other obligations incident to its operations.

     7.4 Maintenance of Properties and Leases. The Company and each Subsidiary will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper, or legally required, repairs, renewals, replacements, additions and improvements thereto; and the Company and each Subsidiary will at all times comply with each provision of all leases to which it is a party or under which it occupies, or has possession of, property if the breach of such provision might have a material adverse effect on the condition, financial or otherwise, or operations of the Company or any Subsidiary.

     7.5 Insurance. The Company will keep its assets and those of its Subsidiaries which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion in amounts sufficient to prevent the Company or any Subsidiary from becoming a co-insurer and not in any event less than 80% of the insurable value of the property insured. The Company will maintain for itself and its Subsidiaries, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated. All such policies of insurance shall be occurrence policies with "tail coverage" so-called respecting all prior "claims made" policies, all in a form reasonably satisfactory to the Purchasers. The Company shall give prompt written notice to the Purchasers and to insurers of loss or damage to the property and shall promptly file proof of loss with insurers.

     7.6 Key Person Life Insurance. The Company will use its best efforts to maintain or cause to be maintained, with financially sound and reputable insurers, term life insurance on the lives of Michael Feygin and Gary S. Moskovitz in the amount of $2,000,000 and on the lives of such other officers and employees of the Company and in such amounts as the Board may from time to time designate. Such policies shall be owned by the Company and all benefits thereunder shall be payable to the Company; provided, however, that at such time as the insured individual is no longer employed by the Company (except in the case of termination for cause), such individual may have the policy transferred to him upon payment to the Company of the pro-rated portion of premiums paid by the Company applicable to the remaining term of such policy.

     7.7 Accounts and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

     7.8 Compliance with Requirements of Governmental Authorities. The Company shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of its businesses or to its property or assets the non-compliance with which would have a material adverse effect on the Company. Without limiting the generality of the foregoing, the Company will:

          (a) Comply with all minimum funding requirements applicable to any pension plans, employee benefit plans or employee contribution plans which are subject to ERISA or to the Internal Revenue Code of 1986, as amended
(the "Code"), and comply in all other respects with the provisions of ERISA and the provisions of the Code applicable to such plans;

          (b) Comply with all applicable laws of the United States and of each applicable jurisdiction relating to equal employment opportunity, any rules, regulations, administrative orders and Executive Orders relating thereto and the applicable terms, relating to equal employment opportunity, of any contract, agreement or grant the Company has with, from or relating (by way of subcontract or otherwise) to any other contract, agreement or grant of, any federal or state governmental unit; and keep all records required to be kept, and file all reports, affirmative action plans and forms required to be filed, pursuant to any such applicable law or the terms of any such government contract; and

          (c) So conduct its business that neither the Company nor any property owned or occupied by the Company is in violation of any Federal or State Environmental Law of any sort or in violation of any Federal or State "OSHA" Law so-called.

     7.9  Maintenance of Corporate Existence, etc.  The Company shall:

          (a) Maintain in full force and effect its corporate existence, rights, government approvals and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it and deemed by the Company to be necessary and material to the conduct of its business.

          (b) Not transfer, assign or license any of its Listed Rights or Intellectual Property now owned or hereafter acquired by it without the written consent of the Purchasers holding two-thirds of the Shares (or Exchange Notes exchanged therefor), which consent the Purchasers may withhold in their reasonable discretion.

     7.10  Availability of Common Stock for Conversion and Warrant Exercise.

     The Company will, from time to time, in accordance with the laws of the state of its incorporation, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit the conversion of all the then outstanding shares of the Series A Preferred or the exercise of the Warrants.

     7.11  Invention and Secrecy Agreement.

           (a) The Company will make best efforts to enter into an Invention and Secrecy Agreement to the effect and in substantially the form of Exhibit C hereto or as otherwise approved by the Board with each person currently and hereafter employed by it with access to confidential information.

           (b) The Company will cause all technological developments, inventions, discoveries or improvements made by employees of the Company and its Subsidiaries in the course of their employment with the Company to be fully documented in engineering notebooks in accordance with the prevailing industrial professional standards, and where possible and appropriate, cause all employees to file and prosecute United States and foreign patent applications relating to and protecting such developments.

     7.12 Use of Proceeds. The Company will use the proceeds from the sale of the Shares for the purposes described in Section 3.17 hereof.

     7.13 Compliance by Subsidiaries. The Company will cause any Subsidiary which it may now have and/or which it may organize or acquire in the future to comply fully with all the terms and provisions of this Section 7 to the same extent as if such Subsidiary or Subsidiaries were the "Company" herein.

     7.14 Expenses of Board Members. The Company agrees to reimburse each of the directors elected to the Company's Board of Directors by the Purchasers for their reasonable out-of-pocket travel and living expenses in connection with attending Board of Directors' meetings and performing their respective obligations and responsibilities as directors of the Company.

     7.15 Securities Law Filings. The Company will make any filings necessary to perfect in a timely fashion exemptions from (i) the registration and prospectus delivery requirements of the Securities Act, and (ii) the registration or qualification requirements of all applicable securities or blue sky laws of any state or other jurisdiction, for the issuance of the Shares to the Purchasers.

     7.16 Pro-Forma Financial Statements. The Company will make best efforts to furnish forecasts of hard orders and projected pro-forma financial statements, including balance sheets, income statements and cash flow statements, presented on a quarterly basis, on a twelve-month rolling basis. Such projected pro-forma financial statements shall be in form and substance acceptable to the holders of Series A Preferred. In the event that the Company does not supply such forecasts and pro-forma financial statements on a timely basis, the Company agrees to make the Company's records available and to make Company management available for consultation with the Purchasers and/or their agents or consultants in order that the Purchasers shall be able, at their own expense, to develop or complete such forecasts and financial statements. In the event that the Company wishes to use such forecasts and financial statements developed by the Purchasers, the Company and the Purchasers agree to negotiate in good faith with respect to a reasonable consulting fee therefor, and if such fee cannot be agreed upon, the Company agrees that it shall not make use of such forecasts or financial statements without the consent of the Purchasers.

     7.17 Exchange Note. If at any time twelve months from the date hereof, the Average Market Price (as defined in the Certificate) of the Company's
Common Stock shall be less than two times the initial Conversion Price per share, upon the request of any Purchaser, the shares of Series A Preferred
Stock held by such Purchaser (or any portion thereof as requested by the Purchaser) shall be exchanged by the Company for a convertible promissory note of the Company in the principal amount corresponding to the Purchaser's purchase price for such shares plus an annualized return on such purchase price from the date of purchase equal to 35%, plus all accrued dividends on such shares, bearing interest at 10% per annum (each, an "Exchange Note"). Equal payments of principal and interest shall be payable on the Exchange Notes quarterly over a two year period, commencing six months from the issuance of such Exchange Note. Any Exchange Note shall be convertible at the option of the holder into such number Common Stock as calculated by dividing the principal balance and accrued interest on such Exchange Note by the Conversion Price (as defined in the Certificate). The Exchange Notes shall contain covenants and terms of default no less favorable to such Purchaser than those typically found in commercial loans to businesses presenting a similar risk as the Company, but in no event shall such covenants be less favorable to the Purchaser than those contained herein and in accordance with the rights and privileges of the Series A Preferred Stock. All approval rights granted to the holders of the Series A Preferred Stock shall be granted to the Purchaser as the holder of an Exchange Note, including approval rights equivalent to the voting rights of the number of shares of Series A Preferred Stock exchanged for the Exchange Note. The Company shall covenant to ensure the continued election of the same number of members of the Board of Directors designated by the Purchasers as the Purchasers were entitled to prior to exercising their rights under this section. In the event that (1) the Company's right or ability to manufacture or sell its product in the United States, Europe or Japan is limited as a result of a determination that the Company is infringing on the intellectual property rights of any other person; (2) the claims under any of the patents listed on the Schedule of Exceptions are materially narrowed or invalidated; or (3) the Company is unable to obtain a line of credit of at least $650,000 from a commercial bank acceptable to Telantis Venture Partners V, Inc. by October 31, 1998, then regardless of the Average Market Price at the time of such occurrence, any Purchaser shall have the right to exercise its rights under this section, provided, however, that under such circumstance, the Exchange Notes issued shall be payable on demand.

     7.18 Line of Credit. The Company shall obtain a line of credit of not less than $650,000 from a commercial bank acceptable to Telantis Venture Partners V, Inc. by October 31, 1998.

                                    SECTION 8

                                Negative Covenants

     The Company agrees that, so long as any Purchaser is a Holder of Restricted Securities or Exchange Notes the Company (and each of its Subsidiaries unless the context otherwise requires) will not do any of the following without the approval of 75% of the Board (unless such other requirement is set forth below):

     8.1 Sale/Purchase of Assets; Merger. Without the written consent of the holders of 50% in interest of the Restricted Securities and Exchange Notes, hereafter:

          (a) Sell or otherwise dispose of the capital stock of any Subsidiary or of all or a substantial part of the Company's assets or business or of all or a substantial part of the assets or business of any Subsidiary (whether by sale of assets, exclusive license or otherwise);

          (b) Purchase or otherwise acquire capital stock of any corporation or equity interest in any other entity or lend money to any person or entity or purchase a substantial part of the operating assets of any person or entity; or

          (c) Consolidate with or merge into or with any other person or entity or permit any other person or entity to consolidate with or merge into it (except that a 100% Subsidiary may consolidate with or merge into the Company or another 100% Subsidiary); provided that the foregoing restriction does not apply to the merger of another corporation into the Company, if:

               (i) The Company is the surviving corporation and more than 50% of the outstanding common stock of the surviving corporation is owned by persons who prior to such merger owned Common Stock of the Company;

               (ii) After giving effect to the proposed merger or consolidation the surviving corporation will be engaged in substantially the same lines of business; and

               (iii) Immediately after the consummation of the transaction, and after giving effect thereto, no default under this Agreement or any Financing Document would exist.

     8.2 Future Registration Rights. Except as expressly permitted by this Agreement and except for an underwriting agreement between the Company and one or more professional underwriters of securities, the Company shall not agree to register any Equity Securities under the Securities Act with any rights senior to, or on a pari passu basis with, the Purchasers. Without limiting the foregoing, if the Company, after receiving the approval required under this section, grants registration rights to any other person, the Company shall give notice thereof and provide a copy of the agreement containing such registration rights to the Purchasers. If any Purchaser, in its sole discretion, determines that the rights granted to the other person are senior to the rights held by the Purchaser ("Senior Rights"), such Purchaser may elect the Senior Rights by providing the Company with notice of such election within 30 days of its receipt of notice from the Company. Upon such notification, the Company shall enter into an agreement with such Purchaser granting such Purchaser the Senior Rights.

     8.3 Private Offerings. Except in a public offering registered under the Securities Act, issue or sell any Equity Security unless each issuer and purchaser agrees in writing with the Company not to effect any public sale or distribution of any such Equity Security during the ten (10) business days prior to and the ninety (90) calendar days after the effectiveness of any underwritten registration of securities of the Company, except as part of such underwritten registration if otherwise permitted.

     8.4 Changes in Type of Business. So long as any Shares or Exchange Notes remain outstanding, make any substantial change in the character of its business.

     8.5 Loans, Guarantees. Make any loan or advance to any person or entity in excess of $100,000 in the aggregate, including, without limitation, any employee or director of the Company or any Subsidiary, except advances for travel and entertainment expenses, relocation costs and similar expenditures in the ordinary course of business or under the terms of an employee stock option plan or stock purchase agreement approved by the Board; or guarantee, directly or indirectly, any Indebtedness except for trade accounts of the Company or any Subsidiary arising in the ordinary course of business.

     8.6 Issuance of Equity Securities. Hereafter issue, sell, grant or award or enter into any agreement or adopt any plan to issue, sell, grant or award any Equity Security or option to acquire any Equity Security except to management, directors and employees of, and consultants to, the Company in compliance with
Section 2.2 or Section 8.14 hereof. Without limiting the foregoing, if the Company intends to sell any Equity Security to any other person, the Company shall give notice thereof and provide a copy of the documents pertaining to the sale and defining the rights and privileges of such Equity Security to the Purchasers. If any Purchaser, in its sole discretion, determines that the terms attendant to the sale of such Equity Security or the rights and privileges of such Equity Security are preferable to the rights held by the Purchaser ("Preferred Securities"), such Purchaser may elect to exchange the securities purchased hereunder for Preferred Securities, with all rights, privileges and terms of sale attendant thereto, by providing the Company with notice of such election within 30 days of its receipt of notice from the Company. Upon such notification, the Company shall enter into all necessary agreements with such Purchaser to exchange the securities purchased hereunder for such amount of Preferred Securities as would have a sale price equivalent to the greater of (i) the purchase price paid by the Purchaser hereunder or (ii) the Fair Market Value of the securities purchased hereunder at the time of such exchange. The "Fair Market Value" at any date of the securities purchased hereunder shall equal the sum of (i) the Current Market Price (as defined in the Certificate) of one share of Common stock multiplied by the sum of (w) the number of shares of Common Stock into which the Shares held by the Purchaser are then convertible and (x) the number of shares of Common Stock for which the Warrant held by the Purchaser would be exercisable in a cashless exercise and (ii) the greater of (y) the principal and accrued interest owing on any Exchange Note held by the Purchaser or (z) the Current Market Price multiplied by the number of shares of Common Stock into which such Exchange Note is then convertible.

     8.7 Purchase of Equity Securities. Directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's Equity Securities except as permitted by this Agreement, the Shareholders' Agreement, the Certificate or any agreement with management, directors and employees of, and consultants to, the Company in accordance with Section 8.14.

     8.8 Conflicting Agreements. Without the written consent of the holders of 75% in interest of the Restricted Securities and Exchange Notes, become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument, which by its terms would (under any circumstances) restrict the Company's right to perform any of its obligations pursuant to the terms of this Agreement or any agreement contemplated hereby, the Certificate, the Financing Documents, or the Company's By-laws (including, without limitation, all obligations relating to payment of dividends on and making redemptions of the Series A Preferred and conversions of the Series A Preferred).

     8.9 Amendment of Charter Documents. Without the written consent of the holders of 75% in interest of the Restricted Securities and Exchange Notes, except as contemplated by this Agreement, make any amendment to the Company's Certificate of Incorporation or By-laws, or file any resolution of the Board with the Secretary of State of the State of Delaware containing any provisions which would adversely affect or otherwise impair the rights of the holders of the Series A Preferred, the Conversion Shares, the Warrants or the Warrant Shares under this Agreement, the Certificate or the Company's By-laws.

     8.10 Related Party Transactions. Enter into, or permit any Subsidiary to enter into, any transaction with any Related Party or any of its or any Subsidiary's Affiliates, except as otherwise expressly contemplated by this Agreement or disclosed in the SEC Documents.

     8.11 Subsidiaries. Establish or acquire (a) any Subsidiaries other than wholly-owned Subsidiaries, or (b) any Subsidiaries organized outside of the United States and its territorial possessions.

     8.12 Business Plan. Adopt a new plan or make any material changes in the plan or the Company's and its Subsidiaries operation of the Company's business as set forth in the Confidential Information Memorandum and that certain Summary Plan of Restructure and Growth dated April 30, 1998 (the "Restructuring Memorandum").

     8.13 Amendment of Other Agreements. Without the written consent of the holders of 75% in interest of the Restricted Securities and Exchange Notes, amend, modify or waive any provision of any of the Financing Documents, fail to enforce the provisions of any of the Financing Documents or avail itself of all rights and remedies thereunder.

     8.14 Employee Stock Plans. Hereafter issue, sell, grant or award any Equity Security or any option to acquire any Equity Security to employees, consultants or advisors to the Company, provided, however, that the Company may issue, sell grant or award any Equity Security or option to acquire any Equity Security under the Company's Employee Stock Purchase Plan or the Company's 1995 Stock Incentive Plan, in each case as existing on the date hereof.

     8.15 Liens. Create, assume or permit, or permit any Subsidiary to create, assume or permit, any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except (a) Liens existing as of the date hereof as disclosed in Section 3.7 hereof, (b) any Lien on any asset of a corporation existing at the time such corporation is merged into or consolidated with the Company and not created in contemplation of such event, (c) any Lien existing on any asset prior to the acquisition thereof by the Company and not created in contemplation of such event, (d) any Lien created on any real property or equipment in connection with the leasing of such real property or equipment, (e) Permitted Liens, and (f) such Liens as are approved by a majority of the Board.

     8.16 Executive Compensation. (a) Pay or provide annual aggregate cash and noncash compensation in excess of a base salary of $250,000 and incentive compensation of $500,000 (including, in each case, any form of personal benefit or property and including any compensation which has been earned by payment or which has been deferred, but excluding compensation pursuant to group life, health, hospitalization, medical or dental reimbursement or relocation plans that do not discriminate in scope, terms or operation in favor of officers, directors or key employees of the Company and that are available generally to all salaried employees), or (b) otherwise fix the compensation of, or grant compensation to, any key employee of the Company or any Subsidiary.

     8.17 Investments. Own, purchase or acquire any stock, obligations or securities of, or any interest in, or make any capital contribution to, any other Person, or own, purchase or acquire any property not used in the usual and ordinary course of business, except that the Company or any Subsidiary may (a) own, purchase or acquire certificates of deposit in or repurchase agreements from United States commercial banks having capital resources in excess of $100,000,000 and obligations of the United States Government or any agency thereof and obligations guaranteed by the United States Government, (b) invest in commercial paper rated at least Prime 1 by Moody's Industrial Manual, (c) deposit funds in money market accounts in financial institutions having capital resources in excess of $100,000,000, and (d) make such investments as are approved by a majority of the Board.

     8.18  Purchases and Sales.  Hereafter, except as contemplated by the Annual
Budget:

           (a) other than normal operating expenditures made as a part of the ordinary course of the Company's business, purchase, directly or indirectly, any item (or group of items) of real or personal property which has a purchase price in excess of $10,000 or enter into any other transaction with respect to such item (or group of items) which, under generally accepted accounting principles is or should be treated as a purchase or capital expenditure for accounting purposes; or

           (b) increase the compensation of any person listed in part 3.16 of the Schedule of Exceptions and will not compensate any other officer, director or employee at an annual rate of $50,000 per year or more.

     8.19 Leases. Enter into any leases or other rental agreements (excluding capitalized leases) that are not within the scope of an Annual Budget, except for leases of personal property within the ordinary course of the Company's business and not exceeding $25,000 in the aggregate. The Company shall obtain the consent of the holders of 75% in interest of the Restricted Securities and Exchange Notes held by the Purchasers if the value of such leases exceeds $100,000 in the aggregate.

     8.20 Indebtedness. Create, incur, issue, assume, guarantee or otherwise become or remain directly or indirectly liable for, or permit any Subsidiary to create, incur, issue, assume, guarantee or otherwise become or remain directly or indirectly liable for, any Indebtedness in excess of $100,000 in the aggregate (other than a credit line for trade receivables of up to $1,000,000 (the "Trade Receivables Credit Line"). The Company shall obtain the consent of the holders of 75% in interest of the Restricted Securities and Exchange Notes held by the Purchasers if the aggregate of any such additional indebtedness (exclusive of the Trade Receivables Credit Line) exceeds $1,500,000 in the aggregate.

     8.21 Compliance by Subsidiaries. The Company will cause any Subsidiary which it may now have and/or which it may organize or acquire in the future to comply with all the terms and provisions of this Section 8 to the same extent as if such Subsidiary were the "Company" herein.


                                   SECTION 9

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                         COMPLIANCE WITH SECURITIES ACT

     9.1 Restrictions on Transferability. None of the Shares, the Conversion Shares, the Warrants or the Warrant Shares shall be transferable, except upon the conditions specified in this Section 9, which conditions are intended to insure compliance with the provisions of the Securities Act or, in the case of
Section 9.15 hereof, to assist in an orderly distribution of the Company's securities. Each Purchaser will cause any proposed transferee of Shares, Conversion Shares, Warrants or Warrant Shares held by such Purchaser to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Section 9.

     9.2 Certain Definitions. As used in this Section 9, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 9.3 hereof.

     "Registrable Securities" shall mean, from time to time (i) the Conversion Shares and the Warrant Shares less any Conversion Shares and Warrant Shares theretofore sold to the public, and (ii) any shares of Common Stock issued as dividends on the Shares.

     The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 9.5, 9.6 and 9.7 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and one special counsel for all Holders chosen by the Holders of a majority of the securities included in such registration, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, and all fees and disbursements of counsel for any Holder.

     "Holder" shall mean any holder of outstanding Shares or Registrable Securities which have not been sold to the public or any transferee thereof, where the transfer is made in compliance with the provision of Section 9.14.

     "Initiating Holders" shall mean any Purchasers (or their assignees under Section 9.14 hereof) who in the aggregate are Holders of not less than fifty percent (50%) of the Registrable Securities, and, after any other Holder or Holders have joined in a request by Initiating Holders, shall include such other Holder or Holders.

     "Other Shareholders" shall have the meaning set forth in Section 9.5(b).

     9.3  Restrictive Legend.  Each certificate representing (i) the Shares, or
(ii) Conversion Shares, or (iii) the Warrants, or (iv) the Warrant Shares, or (v) any other securities issued in respect of the Series A Preferred or the Conversion Shares, the Warrants or the Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

     Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if with such request, the Company shall have received either the opinion referred to in Section 9.4(a)(i) or the "no-action" letter referred to in Section 9.4(a)(ii), to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws.

     9.4  Notice of Proposed Transfers and Securities Act Compliance.

         (a) The holder of Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 9.4. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Sections 9.5, 9.6 and 9.7 hereof), the holder thereof shall give written notice (or oral notice in the case of transactions in compliance with Rule 144) to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144 or transfers to Affiliates) by either (i) a written opinion of Day, Berry & Howard LLP or other legal counsel (including counsel for the holder who also may be an employee of the holder) who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and applicable state securities laws, or (ii) a "no-action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto. Upon receipt by the Company of such notices and accompanying opinion or "no-action" letter, if required, the holder of such Restricted Securities shall be entitled to transfer such Restricted
Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted
Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 9.3 above, except that such certificate need not bear such restrictive legend if such legend is no longer required if the opinion of counsel or "no-action" letter referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or applicable state securities laws or if the transaction is made, to the Company's reasonable satisfaction, in compliance with Rule 144.

         (b) With a view to making available the benefits of certain rules and regulations of the Commission and applicable state securities laws which may permit the sale of the Restricted Securities without registration, the Company agrees to (i) make available to the holder of Restricted Securities and any proposed transferee current financial and other information about the Company (it being agreed that current filings pursuant to the Exchange
Act shall fulfill this requirement), and (ii) use its best efforts to otherwise cooperate with such holder and such transferee, all as may be reasonably required by such holder or proposed transferee.

     9.5  Requested Registration.

         (a) Request for Registration. If at any time the Company shall receive from Initiating Holders a written request that the Company effect a registration with respect to all or a part of the Registrable Securities, the Company will, without limiting any other rights under this Section 9:

             (i) promptly give written notice of the proposed registration to all other Holders; and

             (ii) as soon as practicable, use its commercially reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given by such Holder or Holders within thirty (30) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 9.5 if the request for registration does not request the registration of Registrable Securities equal to not less than 25% of the number of the shares of Common Stock issuable upon conversion of all of the Series A Preferred Stock issued by the Company pursuant to this Agreement (including shares issued pursuant to Section 2.2 hereof).

    Subject to subsection 9.5(a)(ii), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

    The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of subsection 9.5(b) below, include other securities of the Company which are held by officers or directors of the Company or which are held by parties who, by virtue of agreements with the Company, are entitled to include their securities in any such registration.

         (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 9.5 and the Company shall include such information in the written notice referred to in subsection 9.5(a)(i) above. The right of any Holder to registration pursuant to this Section 9.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.

    If officers or directors of the Company holding other securities of the Company shall request inclusion in any registration pursuant to this Section 9.5, or if holders of securities of the Company who are entitled, by contract with the Company, to have securities included in such registration (the "Other Shareholders") request such inclusion, the Initiating Holders shall, on behalf of all Holders, offer to include the securities of such officers, directors and Other Shareholders in the underwriting and may condition such offer on their acceptance of all applicable provisions of this Section 9. The Company shall (together with all Holders, officers, directors and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders and reasonably acceptable to the Company.

    Notwithstanding any other provision of this Section 9.5, if the representative of the underwriter or underwriters advises the Initiating Holders in writing that marketing factors make it advisable to impose a limitation on the number of shares to be underwritten, the securities of the Company (other than Registrable Securities) held by officers or directors of the Company and by Other Shareholders shall be excluded from such registration to the extent so required by such limitation and if a limitation of the number of shares is still required, the Initiating Holders shall so advise all Holders of Registrable Securities whose securities would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such persons at the time of filing the registration statement. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

    If any Holder of Registrable Securities, officer, director or Other Shareholder above disapproves of the terms of the underwriting, such party may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration.

    If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

    9.6  Company Registration.

        (a) Notice of Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

            (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

            (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in subsection 9.6(b) below.

    (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to subsection 9.6(a)(i). In such event, the right of any Holder to registration pursuant to
Section 9.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, directors and officers and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

    Notwithstanding any other provision of this Section 9.6, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The number of shares that may be included in the registration and underwriting on behalf of such Holders, directors and officers and Other Shareholders shall be allocated among such Holders, directors and officers and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities held by such persons at the time of filing the registration statement.

    If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, such party may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

    9.7 Registration on Form S-2 or Form S-3. The Company shall use its best efforts to qualify for the use of Form S-2 and Form S-3 or any comparable or successor form or forms of the Commission; and to that end the Company shall maintain its registration (whether or not required by law to do so) of the Common Stock under the Exchange Act, in accordance with the provisions of the Exchange Act. After the Company has qualified for the use of either Form S-2 or Form S-3, or both, in addition to the rights contained in the foregoing provisions of this Section 9, the Holders of Registrable Securities shall have the right to request registrations on Form S-2 or Form S-3 (by written request stating the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders), subject only to the following:

          (i) No request made under this Section 9.7 shall require a registration statement requested therein to become effective (a) prior to ninety (90) days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering of Common Stock, or (b) prior to ninety (90) days after the effective date of a registration statement referred to in (a) above if the Company shall theretofore have given written notice of such registration statement to the Holders of Registrable Securities pursuant to subsection 9.5(a) or 9.6(a) and shall have thereafter pursued the preparation, filing and effectiveness of such registration statement with diligence; and

          (ii) The Company shall not be required to effect a registration pursuant to this paragraph 9.7 unless the Registrable Securities requested to be registered pursuant to this paragraph 9.7 have a proposed public offering price of $2,000,000 or more;

    The Company shall give notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 9.7 and shall provide a reasonable opportunity for other Holders to participate in the registration, and, if the intended method of disposition specified as aforesaid is an underwritten public offering, participation by the Company and other holders of Common Stock shall be on the basis set forth in
Section 9.5(b) above. Subject to the foregoing, the Company will use its commercially reasonable efforts to effect promptly the registration of all shares of Registrable Securities on Form S-2 or Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

    9.8 Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to Sections 9.5, 9.6 and 9.7 hereof.
All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

    9.9 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 9, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. Except as provided in Section 9.7, at its expense, the Company will:

         (a) keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs, provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration in accordance with the provisions of Section 9.15 hereof;

         (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

         (c) use its best efforts to register or qualify the Registrable Securities under the securities or blue-sky laws of such jurisdictions as any Holder may request; provided, however, that the Company shall not be obligated to register or qualify such Registrable Securities in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

    9.10 Indemnification and Contribution.

         (a) The Company, with respect to each registration, qualification and compliance effected pursuant to this Section 9, will indemnify and hold harmless each Holder, each of its officers, directors and partners, and each party controlling such Holder, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission
(or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each party controlling such Holder, each such underwriter and each party who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Company by such Holder or underwriter, as the case may be, and specifically for use therein.

         (b) Each Holder and Other Shareholder will, if Registrable Securities held by such party are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each party who controls the Company or such underwriter, each other such Holder and Other Shareholder and each of their respective officers, directors and partners, and each party controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, parties, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder and specifically for use therein; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to the lesser of: (i) an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein, or (ii) an amount equal to the proportion of such claims, losses, damages and liabilities as the proceeds to each such Holder or Other Shareholder of securities sold pursuant to such offering bears to the total proceeds of such offering.

         (c) Each party entitled to indemnification under this Section 9.10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case any such expense, to the extent it is reasonable, shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 9.10 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9.10 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 9.10; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Restricted Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

    9.11 Information by Holder. Each Holder of Registrable Securities, and each Other Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 9.

    9.12 Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to initiate any registration of any securities of the Company; provided that this Section
9.12 shall not limit the right of the Company to enter into any agreements with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder and provided further that the Board may waive the requirement that the Company not enter into any agreement giving a holder of any securities of the Company the right to require the Company to initiate registration of any securities of the Company. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be (i) consistent with the provisions of this
Section 9 and with the rights of the Holders provided in this Agreement, and
(ii) require the inclusion of Registrable Securities (within the meaning of this Agreement) in any registration required by any such holder or prospective holder on the same basis as securities of Other Shareholders are required to be included in registrations effected pursuant to Sections 9.5 and 9.6 of this Agreement.

    9.13 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

         (b) Use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

         (c) So long as a Purchaser owns any Restricted Securities, furnish to the Purchasers forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement in connection with an offering of its Securities to the general public), and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

    9.14 Transfer of Registration Rights. The rights to cause the Company to register securities granted by the Company under this Section 9 may be assigned by any Holder to a transferee or assignee, provided that the Company is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and provided further that the transferee or assignee of such rights is not deemed by the Board, in its reasonable judgment, to be a competitor of the Company; and provided further that the transferee or assignee of such rights assumes the obligations of such Purchaser under this Section 9.

                             SECTION 10

                            Definitions

    As used in this Agreement or in the Financing Documents, capitalized terms shall have the respective meanings set forth in this Agreement (including, without limitation, in Section 9.2 hereof) or set forth below or in the Section of this Agreement referred to below:

    Additional Shares     -    Section 2.2.

    Additional Warrants   -    Section 2.2.

    Additional Purchasers -    Section 2.2.

    Affiliate shall mean any natural person, corporation, business trust, association, company, partnership, joint venture or other entity or government agency or political subdivision which directly or indirectly controls, is controlled by or is under common control with each entity or person.

    Annual Budget- Section 7.2.

    Balance Sheet - Section 3.6.

    Board shall mean the entire Board of Directors of the Company.

    Certificate - Section 1.1.

    Closing - Section 2.1.

    Closing Date - Section 2.1.

    Code - Section 7.8.

    Common Stock - Section 3.4.

    Confidential Information Memorandum shall mean the Confidential Financing Memorandum dated May 1998 and all attachments thereto, delivered to the Purchasers prior to the date of this Agreement.

    Conversion Shares shall mean at any time, shares of Common Stock, $.001 par value, (i) issued and then outstanding upon the conversion of the Series A Preferred, (ii) issuable upon the conversion of the Series A Preferred, and
(iii) issued and then outstanding or issuable in respect of the Common
Stock referred to in clause (i) of this definition upon any stock split, stock dividend, recapitalization or similar event.

    Environmental Claim shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of compliance or violation (written or oral) by any person or entity (including any governmental authority) alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release or threatened Release into the environment, of any Hazardous Material at any location, whether owned, operated, leased or managed by the Company or its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, or (c) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

    Environmental Laws shall mean all laws or orders relating to the regulation or protection of human health, safety or the environmental (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of Hazardous Materials.

    Environmental Permits - Section 3.18.

    Equity Securities shall mean any stock or similar security, including without limitation securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with our without consideration, into any stock or similar security, or any security carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

    Erisa - Section 3.18.

    Exchange Act - Section 7.1.

    Exchange Note - Section 7.17.

    Financing Documents shall mean collectively, the Certificate, the Warrants, the Shareholders' Agreement and all other documents set forth in any other schedules or exhibits hereto (other than Exhibit D), under which, upon its execution thereof, the Company, any Subsidiary, any Founder or any Related Party shall have an obligation to any Purchaser, all in the respective forms thereof as executed and as amended from time to time.

    Financial Statements - Section 3.6.

    Hazardous Materials shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, above ground or underground storage tanks and compressors or other equipment that contain polychlorinated biphenyls ("PCBs"), and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants" or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any environmental law.

    Holder - Section 9.2.

    Indebtedness shall mean any obligation of the Company or any Subsidiary, contingent or otherwise, which under generally accepted accounting principles is required to be shown on the balance sheet of the Company or such Subsidiary as a liability. Any obligation secured by a Lien on, or payable out of the proceeds of or production from, property of the Company or any Subsidiary shall be deemed to be Indebtedness even though such obligation is not assumed by the Company or Subsidiary.

    Initial Public Offering shall mean the first underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of Common Stock for the account of the Company, on a firm commitment basis.

    Intellectual Property - Section 3.12.

    Invention and Secrecy Agreement - Section 3.16.

    Listed Rights - Section 3.12.

    Permitted Liens shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings conducted with due diligence and for the payment of which the Company has furnished adequate security, (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted with due diligence and for the payment of which the Company has furnished adequate security, (c) statutory Liens incidental to the conduct of the business of the Company or any Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business, and (d) purchase money liens or security interests securing the cost of acquisition of assets subject to such liens or security interests.

    Person shall include all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

    Related Party shall mean any officer, director, employee or consultant of the Company or any Subsidiary or any holder of 5% or more of any class of capital stock of the Company or any Subsidiary or any member of the immediate family of any such officer, director, employee, consultant or shareholder or any entity controlled by any such officer, director, employee, consultant or shareholder or a member of the immediate family of any such officer, director, employee, consultant or shareholder.

    Release shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, ground water or property.

    Restricted Securities - Section 9.2.

    SEC - Section 3.22.

    SEC Documents - Section 3.22.

    Securities Act - Section 3.14.

    Series A Preferred - Section 1.1

    Shareholders' Agreement - Section 5.11.

    Shares - Section 1.1.

    Subsidiary shall mean any corporation, partnership, joint venture, association or other business entity at least 50% of the outstanding voting stock or voting interests of which is at the time owned or controlled, directly or indirectly, by the Company or by one or more of such Subsidiary entities or both.

    Technology - Section 3.12.

    Warrant - Section 1.1.

    Warrant Shares shall mean at any time, shares of Common Stock, $.001 par value, (i) issued and then outstanding upon the exercise of the Warrants,
(ii) issuable upon the exercise of the Warrants, and (iii) issued and then outstanding or issuable in respect of the Common Stock referred to in clause (i) of this definition upon any stock split, stock dividend, recapitalization or similar event.

                            SECTION 11

                           Miscellaneous

    11.1 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The parties agree that any legal or equitable suit, action or proceeding arising out of this Agreement may be instituted and prosecuted in any state or federal court in the State of Delaware and for the purposes of this Agreement, irrevocably submit to the jurisdiction of any such court in any such suit, action or proceeding, and hereby irrevocably name the Secretary of State of the State of Delaware an agent for service of process.

    11.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and shall survive the Closing for such time as any Shares, Conversion Shares, Warrants and Warrant Shares have not been registered under the Securities
Act or otherwise sold to the public.

    11.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the Company may not assign its rights hereunder. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of the Shares, the Conversion Shares, the Warrants and the Warrant Shares.

    11.4 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of seventy-five percent (75%) or more of the Shares, Conversion Shares, Warrants and Warrant Shares and Exchange Notes which have not been sold to the public, but in no event shall this paragraph be amended or the obligation of any Purchaser hereunder increased, except upon the written consent of such Purchaser.

    11.5 Notices, etc.

         (a) All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage prepaid, or delivered either by hand or by messenger, or sent via telex, telecopier, computer mail or other electronic means, addressed (a) if to a Purchaser, at the address shown on the Schedule of Purchasers, or at such other address as such Purchaser shall have furnished to the Company in writing, with a copy sent to: Frank
J. Marco, Esq., Day, Berry & Howard LLP, CityPlace I, Hartford, CT 06103, fax (860) 275-0343 (b) if to any other holder of any Shares or any Conversion Shares, at such address as such holder shall have furnished to the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company, 24015 Garnier Street, Torrance, CA 90505, Attention: President and Chief Executive Officer, or at such other address as the Company shall have furnished to the Purchasers and each such other holder in writing, with a copy to: Nick E. Yocca, Esq., Stradling, Yocca, Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, CA 92660.

         (b) Any notice or other communications so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

    11.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of Shares or Conversion Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

    11.7 Rights; Separability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    11.8 Agent's Fees and Services.

         (a) The Company represents and warrants that, except as disclosed in the Schedule of Exceptions, it has retained no finder or broker or other person or firm in connection with the transactions contemplated by this Agreement. The Company accepts sole responsibility for and agrees to pay all agent's fees to any broker, finder or other person or firm in connection with the transactions contemplated herein. In addition, the Company hereby agrees to indemnify and to hold the Purchasers harmless of and from any liability for any commission or compensation in the nature of an agent's fee to any broker, finder or other person or firm (and the costs and expenses of defending against such liability or asserted liability) arising from any act by the Company or any of its employees or representatives.

         (b) Each Purchaser represents and warrants as to itself only that it has retained no finder or broker in connection with the transactions contemplated by this Agreement.

    11.9 Legal Fees and Expenses. The Company shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. On the Closing Date (or if no closing shall take place, within thirty (30) days of receiving any statement or invoice therefor), the Company will pay the reasonable legal fees not to exceed $30,000 and out-of-pocket expenses of Day, Berry & Howard LLP, special counsel to the Purchasers, with respect to this Agreement and the transactions contemplated hereby.

    11.10 Titles and Subtitles. The titles of the Sections and subsection's of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement.

    11.11 Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                         HELISYS, INC.


                         By:    /S/Gary S. Moskovitz
                         Name:  Gary S. Moskovitz
                         Title: President and CEO


                         PURCHASERS:


                         TELANTIS VENTURE PARTNERS V, INC.


                         By:   /S/Adam H. Meyerson
                         Name: Adam H. Meyerson
                         Its:  President



                         VISALIA TRUST


                         By:   /S/Reed L. Harman
                         Name: Reed L. Harman
                         Its:

                                                       Schedule 1

                      SCHEDULE OF PURCHASERS


NAME AND ADDRESS                                SHARES    WARRANTS
Telantis Venture Partners V, Inc.   $250,000    40,000    500,000
791 Wye Road
Akron, OH 44333
(330) 664-2914

Visalia Trust                       $150,000    24,000    300,000
1820 Via Visalia
Palos Verdes, CA 90274
(310) 373-7538
                                    ________    ______    ________
                                    $400,000    64,000    800,000